News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	October 28, 2015
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Three Months Ended September 30, 2015

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the three months ended September 30, 2015.

Operating Results for the Three Months Ended September 30, 2015

For the three months ended September 30, 2015, net income allocable to our common shareholders was $273.5 million or $1.58 per diluted common share, compared to $231.8 million or $1.34 per diluted common share for the same period in 2014 representing an increase of $41.7 million or $0.24 per diluted common share. The increase is primarily due to a $41.6 million increase in self-storage net operating income as a result of a $29.5 million increase in our Same Store Facilities and a $12.1 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.7% or $31.9 million in the three months ended September 30, 2015 as compared to the same period in 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.9% or $2.4 million in the three months ended September 30, 2015 as compared to the same period in 2014, due primarily to increases in property taxes.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the development and acquisition of 191 self-storage facilities since January 2013.

Operating Results for the Nine Months Ended September 30, 2015

For the nine months ended September 30, 2015, net income allocable to our common shareholders was $750.0 million or $4.32 per diluted common share, compared to $624.2 million or $3.61 per diluted common share for the same period in 2014 representing an increase of $125.8 million or $0.71 per diluted common share. The increase is primarily due to a $126.4 million increase in self-storage net operating income as a result of a $84.6 million increase in our Same Store Facilities and a $41.8 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 6.5% or $89.9 million in the nine months ended September 30, 2015 as compared to the same period in 2014, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 1.3% or $5.3 million in the nine months ended September 30, 2015 as compared to the same period in 2014, due primarily to increases in property taxes, offset partially by lower advertising and selling expenses.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of the development and acquisition of 191 self-storage facilities since January 2013.

Funds from Operations

For the three months ended September 30, 2015, funds from operations (“FFO”) was $2.27 per diluted common share, as compared to $2.08 for the same period in 2014, representing an increase of $0.19 per share. FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

For the nine months ended September 30, 2015,  FFO was $6.33 per diluted common share, as compared to $5.81 for the same period in 2014, representing an increase of $0.52 per share.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii) property acquisition costs and (iv) certain other items. We believe Core FFO per share is a helpful measure used by investors and REIT analysts to understand our performance.   However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
			Percentage			Percentage
	2015	2014	Change	2015	2014	Change

FFO per share	$2.27	$2.08	9.1%	$6.33	$5.81	9.0%
Eliminate the per share impact of
items excluded from Core FFO:
Foreign currency exchange loss	-	0.02		-	0.04
Application of EITF D-42	0.03	-		0.06	-
Property acquisition costs	0.01	0.01		0.03	0.02
Other items	0.02	-		0.02	0.01
Core FFO per share	$2.33	$2.11	10.4%	$6.44	$5.88	9.5%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized basis since January 1, 2013 and therefore provide meaningful comparisons for 2014 and 2015.  The following table summarizes the historical operating results of these 1,990 facilities (126.3 million net rentable square feet) that represent approximately 86% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at September 30, 2015.

Selected Operating Data for the Same
Store Facilities (1,990 facilities)
(unaudited):
	Three Months Ended September 30,			Nine Months Ended September 30,
			Percentage			Percentage
	2015	2014	Change	2015	2014	Change

	(Dollar amounts in thousands, except for weighted average data)
Revenues:
Rental income	$487,526	$456,715	6.7%	$1,401,569	$1,312,928	6.8%
Late charges and administrative fees	24,316	23,174	4.9%	68,271	67,012	1.9%
Total revenues (a)	511,842	479,889	6.7%	1,469,840	1,379,940	6.5%

Cost of operations:
Property taxes	49,403	46,554	6.1%	149,196	141,973	5.1%
On-site property manager payroll	25,247	24,950	1.2%	77,292	77,374	(0.1)%
Supervisory payroll	8,866	8,652	2.5%	26,861	26,342	2.0%
Repairs and maintenance	10,048	9,938	1.1%	26,632	27,034	(1.5)%
Snow removal	-	-	0.0%	8,351	7,237	15.4%
Utilities	10,285	10,434	(1.4)%	29,870	30,389	(1.7)%
Advertising and selling expense	6,906	7,844	(12.0)%	18,569	20,481	(9.3)%
Other direct property costs	12,913	12,952	(0.3)%	39,116	38,431	1.8%
Allocated overhead	8,456	8,385	0.8%	27,307	28,594	(4.5)%
Total cost of operations (a)	132,124	129,709	1.9%	403,194	397,855	1.3%
Net operating income (b)	$379,718	$350,180	8.4%	$1,066,646	$982,085	8.6%

Gross margin	74.2%	73.0%	1.6%	72.6%	71.2%	2.0%

Weighted average for the period:
Square foot occupancy	95.3%	94.7%	0.6%	94.7%	94.0%	0.7%
Realized annual rental income per (c):
Occupied square foot	$16.19	$15.27	6.0%	$15.62	$14.74	6.0%
Available square foot (“REVPAF”)	$15.43	$14.46	6.7%	$14.79	$13.86	6.7%
At September 30:
Square foot occupancy				94.2%	93.8%	0.4%
Annual contract rent per occupied
square foot (d)				$16.90	$15.95	6.0%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2015	$470,792	$487,206	$511,842
2014	$443,848	$456,203	$479,889	$471,729	$1,851,669

Total cost of operations:
2015	$141,997	$129,073	$132,124
2014	$140,429	$127,717	$129,709	$104,560	$502,415

Property taxes:
2015	$49,972	$49,821	$49,403
2014	$47,967	$47,452	$46,554	$28,037	$170,010

Repairs and maintenance, including
snow removal expenses:
2015	$16,000	$8,935	$10,048
2014	$14,823	$9,510	$9,938	$9,397	$43,668

Advertising and selling expense:
2015	$6,163	$5,500	$6,906
2014	$6,544	$6,093	$7,844	$6,430	$26,911

REVPAF:
2015	$14.21	$14.73	$15.43
2014	$13.35	$13.76	$14.46	$14.24	$13.95

Weighted average realized annual
rent per occupied square foot:
2015	$15.21	$15.44	$16.19
2014	$14.41	$14.53	$15.27	$15.23	$14.86

Weighted average occupancy levels
for the period:
2015	93.4%	95.4%	95.3%
2014	92.6%	94.7%	94.7%	93.5%	93.9%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at September 30, 2015 represent 265 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2013 or that we did not own as of January 1, 2013.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended September 30,			Nine Months Ended September 30,
FACILITIES	2015	2014	Change	2015	2014	Change

	(Dollar amounts in thousands, except square foot amounts)
Revenues:
2015 acquisitions	$1,861	$-	$1,861	$3,503	$-	$3,503
2014 acquisitions	11,037	6,336	4,701	31,043	6,815	24,228
2013 acquisitions	28,832	25,376	3,456	81,936	71,147	10,789
Other facilities	27,404	22,670	4,734	76,319	62,759	13,560
Total revenues	69,134	54,382	14,752	192,801	140,721	52,080

Cost of operations before depreciation
and amortization expense:
2015 acquisitions	574	-	574	1,152	-	1,152
2014 acquisitions	3,166	1,926	1,240	9,303	2,118	7,185
2013 acquisitions	8,405	8,166	239	24,672	24,538	134
Other facilities	7,741	7,178	563	22,757	20,963	1,794
Total cost of operations	19,886	17,270	2,616	57,884	47,619	10,265

Net operating income:
2015 acquisitions	1,287	-	1,287	2,351	-	2,351
2014 acquisitions	7,871	4,410	3,461	21,740	4,697	17,043
2013 acquisitions	20,427	17,210	3,217	57,264	46,609	10,655
Other facilities	19,663	15,492	4,171	53,562	41,796	11,766

Net operating income (a)	$49,248	$37,112	$12,136	$134,917	$93,102	$41,815

At September 30:
Square foot occupancy:
2015 acquisitions				89.4%	-	-
2014 acquisitions				93.9%	91.6%	2.5%
2013 acquisitions				93.5%	90.7%	3.1%
Other facilities				86.5%	87.9%	(1.6)%
				90.7%	89.8%	1.0%
Annual contract rent per occupied square foot:
2015 acquisitions				$13.38	$-	-
2014 acquisitions				13.69	12.01	14.0%
2013 acquisitions				15.25	14.16	7.7%
Other facilities				16.15	15.87	1.8%
				$15.24	$14.50	5.1%
Number of facilities:
2015 acquisitions				10	-	10
2014 acquisitions				44	31	13
2013 acquisitions				121	121	-
Other facilities				90	80	10
				265	232	33
Net rentable square feet (in thousands):
2015 acquisitions				738	-	738
2014 acquisitions				3,457	2,238	1,219
2013 acquisitions				8,056	8,036	20
Other facilities				7,802	6,590	1,212
				20,053	16,864	3,189
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended September 30, 2015, we acquired two self-storage facilities in Colorado, with 0.2 million net rentable square feet, for $26 million.  Subsequent to September 30, 2015, we acquired or were under contract to acquire eleven self-storage facilities (one in California, eight in Florida and two in Texas), with 0.8 million net rentable square feet, for $108 million.

During the three months ended September 30, 2015, we completed three newly developed facilities and various expansion projects (0.3 million net rentable square feet) costing $31 million.  At September 30, 2015 we had various facilities in development (3.4 million net rentable square feet) estimated to cost $417 million and various expansion projects (0.6 million net rentable square feet) estimated to cost $90 million.  The remaining $332 million development cost for these projects is expected to be incurred primarily in the remainder of 2015 and 2016.

During the three months ended September 30, 2015, we called our 6.500% Series P Preferred Shares for redemption.  The shares were redeemed on October 8, 2015.

We agreed to issue, in a privately negotiated transaction closing on November 3, 2015, €242.0 million of Euro denominated Senior Unsecured Notes, bearing interest at a fixed rate of 2.175% and maturing in ten years.

Distributions Declared

On October 28, 2015, our Board of Trustees declared a regular common quarterly dividend of $1.70 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on December 30, 2015 to shareholders of record as of December 15, 2015.

Third Quarter Conference Call

A conference call is scheduled for October 29, 2015 at 11:00 a.m. (PDT) to discuss the third quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 57192844). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through November 12, 2015 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 57192844.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At September 30, 2015, we had interests in 2,266 self-storage facilities located in 38 states with approximately 147 million net rentable square feet in the United States and 217 storage facilities located in seven Western European nations with approximately eleven million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at September 30, 2015.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions.  These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.   Factors and risks that may impact future results and performance are described from time to time in our filings with the Securities and Exchange Commission, including in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, our other Quarterly Reports on Form 10-Q and current reports on Form 8-K. These risks include, but are not limited to, the following: general risks associated with the ownership and operation of real estate, including changes in demand for our storage facilities, potential liability for environmental contamination,  adverse changes in tax, real estate and zoning laws and regulations and the impact of natural disasters; risks associated with downturns in the national and local economies in the markets in which we operate; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks related to our development of new properties and/or participation in joint ventures; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations that could adversely affect our earnings and cash flows; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs and our tenant reinsurance business; risks associated with a possible failure by us to qualify as a REIT under the Internal Revenue Code of 1986, as amended; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; changes in federal tax laws related to the taxation of REITs, which could impact our status as a REIT; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. We disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues:
Self-storage facilities	$580,976	$534,271	$1,662,641	$1,520,661
Ancillary operations (a)	37,896	32,819	109,725	94,954
	618,872	567,090	1,772,366	1,615,615

Expenses:
Self-storage cost of operations	152,010	146,979	461,078	445,474
Ancillary cost of operations (a)	12,676	11,589	36,715	35,473
Depreciation and amortization	106,082	111,077	319,701	326,541
General and administrative	23,573	17,874	68,721	52,240
	294,341	287,519	886,215	859,728

Operating income	324,531	279,571	886,151	755,887

Other income (expense):
Interest and other income (a)	3,659	3,830	11,509	13,674
Interest expense	-	(1,238)	-	(6,781)
Equity in earnings of unconsolidated real estate entities	12,603	14,566	36,267	43,305
Gain on real estate sales	343	1,260	18,503	2,479
Foreign currency exchange loss	-	(3,012)	-	(7,035)
Net income	341,136	294,977	952,430	801,529
Allocation to noncontrolling interests	(1,568)	(1,518)	(4,676)	(4,040)
Net income allocable to Public Storage shareholders	339,568	293,459	947,754	797,489
Allocation of net income to:
Preferred shareholders – distributions	(61,062)	(60,763)	(186,066)	(170,942)
Preferred shareholders – redemptions	(4,113)	-	(8,897)	-
Restricted share units	(885)	(881)	(2,744)	(2,328)
Net income allocable to common shareholders	$273,508	$231,815	$750,047	$624,219

Per common share:
Net income per common share – Basic	$1.58	$1.34	$4.34	$3.63
Net income per common share – Diluted	$1.58	$1.34	$4.32	$3.61
Weighted average common shares – Basic	172,771	172,378	172,641	172,190
Weighted average common shares – Diluted	173,529	173,304	173,428	173,098

(a)  Beginning with the three months ended September 30, 2015, commercial and property management operations are no longer included in ancillary revenues and expenses and are now included, net, in “Interest and other income.”  All prior period amounts have also been reclassified.

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
ASSETS	(Unaudited)

Cash and cash equivalents	$35,668	$187,712

Operating real estate facilities:
Land and buildings, at cost	13,092,863	12,863,235
Accumulated depreciation	(4,767,104)	(4,482,520)
	8,325,759	8,380,715
Construction in process	174,622	104,573
Investments in unconsolidated real estate entities	806,204	813,740
Goodwill and other intangible assets, net	212,976	228,632
Other assets	99,586	103,304
Total assets	$9,654,815	$9,818,676

LIABILITIES AND EQUITY
Notes payable	$55,725	$64,364
Preferred shares called for redemption	125,000	-
Accrued and other liabilities	295,482	247,141
Total liabilities	476,207	311,505

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 162,200 shares issued (in series) and outstanding
(173,000 at December 31, 2014), at liquidation preference	4,055,000	4,325,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
172,853,700 shares issued and outstanding (172,445,554 shares
at December 31, 2014)	17,286	17,245
Paid-in capital	5,591,664	5,561,530
Accumulated deficit	(444,395)	(374,823)
Accumulated other comprehensive loss	(67,437)	(48,156)
Total Public Storage shareholders’ equity	9,152,118	9,480,796
Noncontrolling interests	26,490	26,375
Total equity	9,178,608	9,507,171
Total liabilities and equity	$9,654,815	$9,818,676

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Computation of FFO per Share:

Net income allocable to common shareholders	$273,508	$231,815	$750,047	$624,219
Eliminate items excluded from FFO:
Depreciation and amortization	106,082	111,077	319,701	326,541
Depreciation from unconsolidated real estate investments	21,276	19,688	59,092	60,421
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(877)	(891)	(2,632)	(2,830)
Gains on sale of real estate investments, including
our equity share from investments and other	(5,730)	(1,440)	(28,833)	(2,732)
FFO allocable to common shares (a)	$394,259	$360,249	$1,097,375	$1,005,619
Diluted weighted average common shares	173,529	173,304	173,428	173,098
FFO per share (a)	$2.27	$2.08	$6.33	$5.81

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$1.58	$1.34	$4.32	$3.61
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share
unitholders	0.73	0.75	2.17	2.22
Gains on sale of real estate investments, including
our equity share from investments and other	(0.04)	(0.01)	(0.16)	(0.02)
FFO per share (a)	$2.27	$2.08	$6.33	$5.81

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$394,259	$360,249	$1,097,375	$1,005,619
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	9,911	8,794	24,403	22,158
Foreign currency exchange loss	-	3,012	-	7,035
Application of EITF D-42, including
our equity share from investments	5,160	-	9,944	-
Less: Capital expenditures to maintain real estate facilities	(20,414)	(30,702)	(52,875)	(63,599)

FAD (a)	$388,916	$341,353	$1,078,847	$971,213

Distributions paid to common shareholders	$293,634	$241,212	$828,410	$723,338

Distribution payout ratio	75.5%	70.7%	76.8%	74.5%

Distributions per common share	$1.70	$1.40	$4.80	$4.20

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures. FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.   In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Self-storage revenues for:
Same Store Facilities	$511,842	$479,889	$1,469,840	$1,379,940
Non Same Store Facilities	69,134	54,382	192,801	140,721
Self-storage revenues	580,976	534,271	1,662,641	1,520,661

Self-storage cost of operations for:
Same Store Facilities	132,124	129,709	403,194	397,855
Non Same Store Facilities	19,886	17,270	57,884	47,619
Self-storage cost of operations	152,010	146,979	461,078	445,474

Self-storage net operating income for:
Same Store Facilities	379,718	350,180	1,066,646	982,085
Non Same Store Facilities	49,248	37,112	134,917	93,102
Self-storage net operating income (a)	428,966	387,292	1,201,563	1,075,187
Ancillary operating revenues	37,896	32,819	109,725	94,954
Ancillary cost of operations	(12,676)	(11,589)	(36,715)	(35,473)
Depreciation and amortization	(106,082)	(111,077)	(319,701)	(326,541)
General and administrative expense	(23,573)	(17,874)	(68,721)	(52,240)
Operating income on our income statement	$324,531	$279,571	$886,151	$755,887

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense.  We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, in evaluating property performance and in comparing period-to-period and market-to-market property operating results.  In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values, and does not consider depreciation expense because it is based upon historical cost. NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.